Exhibit 10.2

EXECUTION COPY

NINTH AMENDMENT TO
RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT

THIS NINTH AMENDMENT TO RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT dated as of September 23, 2021 (this “Amendment”) is entered into among FLOWERS FINANCE II, LLC, a Delaware limited liability company (the “Borrower”), FLOWERS FOODS, INC., a Georgia corporation (the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., COÖPERATIEVE RABOBANK U.A. (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”), as Facility Agent for the Nieuw Amsterdam Lender Group and as a Committed Lender, REGIONS BANK, as Facility Agent for the Regions Bank Lender Group and as a Committed Lender, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”, New York Branch), as administrative agent (the “Administrative Agent”) for each of the Lenders.

RECITALS

WHEREAS, reference is made to that certain Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013, as amended by First Amendment to Receivables Loan, Security and Servicing Agreement dated as of August 7, 2014, by Second Amendment to Receivables Loan, Security and Servicing Agreement dated as of December 17, 2014, by Third Amendment and Waiver to Receivables Loan, Security and Servicing Agreement dated as of August 20, 2015, by Fourth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 30, 2016, by Fifth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 28, 2017, by Sixth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 27, 2018, by Seventh Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 27, 2019 and by Eighth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 23, 2020 (as so amended, the “Existing Loan Agreement” and, as amended by this Amendment and as otherwise amended, supplemented or modified from time to time, the “Loan Agreement”) among the parties to this Amendment.  Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement; and

WHEREAS, the parties to this Amendment have agreed to amend the Existing Loan Agreement, all on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

SECTION 1.Amendments to Existing Loan Agreement.  Effective as of the Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Loan Agreement is hereby amended as follows:

(a)the definition of “Facility Termination Date” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

“Facility Termination Date” means the earlier to occur of September 27, 2023 and the Early Termination Date.

(b)the definitions of “LIBOR Successor Rate”, “LIBOR Successor Rate Conforming Changes” and “Scheduled Unavailability Date” appearing in Annex I to the Existing Loan Agreement are hereby deleted.

(c)Annex I to the Existing Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Accrual Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, the LIBO Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.14, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1) For purposes of clause (a) of Section 2.14, the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’  duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration;  provided, that if any Available Tenor of the LIBO Rate does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of the LIBO Rate shall be the closest corresponding Available Tenor (based on length) for Term SOFR and if such Available Tenor of the LIBO Rate equally corresponds to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall apply, or

(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the LIBO Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this definition (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points); and

(2) For purposes of clause (b) of Section 2.14, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

Notwithstanding the foregoing, the Administrative Agent may (in its sole discretion) determine that a Benchmark Replacement pursuant to paragraph 1(a) of this definition is not administratively feasible and shall not be applied, and that either paragraph 1(b) or paragraph 2 of this definition shall automatically be deemed to apply by providing notice to the Borrower and Facility Agents at least 5 Business Days prior to the effective date for the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Transition Event” means with respect to any then-current Benchmark other than the LIBO Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such

Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible  for the Administrative  Agent, then the Administrative  Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Facility Agents, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Facility Agents, written notice of objection to such Early Opt-in Election from Facility Agents comprising the Majority Facility Agents.

“Early Opt-in Election” means the occurrence of:

(1)

a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)

the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Facility Agents.

“Floor” means 0.00%.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Adjustment” means, 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration.

“Term SOFR Notice” means a notification by the Administrative Agent to the Facility Agents and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event Effective Date” means, with respect to a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Facility Agents and the Borrower pursuant to subsection (c) of Section 2.14.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent in its sole discretion, and (c) either (1) the LIBO Rate is permanently unavailable or is no longer representative and a new Benchmark Replacement has been adopted in accordance with Section 2.14(a) that is not Term SOFR or (2) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14(b) that is not Term SOFR.

(d)Section 1.04 of the Existing Loan Agreement is hereby amended and restated as follows:

Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration of, submission of, calculation of, or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(a), or any Benchmark Replacement upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election pursuant to Section 2.14(b), and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the LIBO Rate as did the London interbank offered rate prior to its discontinuance or unavailability.

(e)Section 2.14 of the Existing Loan Agreement is hereby amended and restated as follows:

SECTION 2.14

Benchmark Replacement Setting.  On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the LIBO Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month LIBO Rate tenor settings.   Notwithstanding anything to the contrary herein or in any other Transaction Document,

(a)

Replacing LIBO Rate.  On the earlier of (i) the date that all Available Tenors of the LIBO Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is the LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Transaction Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)

Replacing Non-LIBO Rate Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Facility Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Facility Agents comprising the Majority Facility Agents.  At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Interest Rate shall no longer be determined by reference to the LIBO Rate, and  with respect to any outstanding Advances then funded at the LIBO Rate, such Interest Rate shall automatically be converted to Alternate Base Rate.

(c)

Flip Forward.  Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Term SOFR Transition Event Effective Date have occurred prior to the reference time in respect of any setting of the then-current Benchmark, then Term SOFR plus the Term SOFR Adjustment will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Facility Agents and the Borrower a Term SOFR Notice. Notwithstanding anything contained herein to the contrary, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.  For the avoidance of doubt, any applicable provisions set forth in this Section 2.14 shall apply with respect to any Term SOFR transition pursuant to this paragraph (c) as if such forward-looking term rate was initially determined in accordance herewith including, without limitation, the provisions set forth in clauses (d) of this Section 2.14 and in Section 1.04.

(d)

Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)

Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Facility Agents of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

(f)

Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark

Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(g)

Reaffirmation.  Borrower hereby acknowledges and agrees to be bound by the provisions of this Section 2.14 (including, without limitation, the implementation from time to time of any Benchmark Replacement and any Benchmark Replacement Conforming Changes in accordance herewith) and, in furtherance of the forgoing (and without, in any way express or implied, invalidating, impairing or otherwise negatively affecting any obligations heretofore provided) hereby acknowledges and agrees that in connection with and after giving effect to any Benchmark Replacement Conforming Changes: (i) its Obligations shall not in any way be novated, discharged or otherwise impaired, and shall continue, be ratified and be affirmed and shall remain in full force in effect, (ii) its grant of a guarantee, pledge, assignment or any other accommodation, lien or security interests in or to its properties relating to this Agreement or any other Transaction Document shall continue, be ratified and be affirmed, and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired and (iii) the Transaction Documents and its obligations thereunder (contingent or otherwise) shall continue, be ratified and be affirmed and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired.  From time to time, the Borrower shall execute and deliver, or cause to be executed and delivered, such instruments, agreements, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes implementing or effectuating the provisions of this Section 2.14, or of renewing, continuing, reaffirming or ratifying the rights of the Administrative Agent and the Lenders.

(f)Section 10.14 of the Existing Loan Agreement is hereby amended by adding the following at the end thereof:

The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior consent.

(g)Schedule I to the Existing Loan Agreement is hereby amended and restated as attached hereto.

SECTION 2.Conditions Precedent.  The amendments set forth in Section 1 above shall become effective as of the date hereof (the “Effective Date”) when:

(a) the Administrative Agent shall have received counterpart signature pages to this Amendment executed by each of the parties to this Amendment,

(b) the receipt by the Administrative Agent of counterpart signature pages to the Fifth Amended and Restated Fee Letter dated as of the date hereof (the “Amended Fee Letter”) between the Borrower and the Administrative Agent executed by each of the parties thereto, and

(c) each Committed Lender shall have received the amendment fee as set forth in the Amended Fee Letter.

SECTION 3.Representations and Warranties of the Borrower.  Each of the Borrower and the Servicer hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent that, on and as of the date hereof:

(a)this Amendment has been duly executed and delivered by it, and this Amendment and the Existing Loan Agreement as amended hereby constitute, the legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law); and

(b)the representations and warranties of it contained in the Loan Agreement or in the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representation or warranty expressly relates only to a prior date; and

(c)immediately after giving effect to this Amendment, no Amortization Event or Event of Default shall have occurred and be continuing.

SECTION 4.Miscellaneous.

(a)This Amendment may be amended, modified, terminated or waived only as provided in Section 10.05 of the Loan Agreement.

(b)Except as expressly modified as contemplated hereby, the Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed.  This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder.  This Amendment shall constitute a Transaction Document.

(c)This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Loan Agreement.

(d)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic image scan transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

(e)The provisions of this Amendment are intended to be severable.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(f)THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(g)EACH OF THE BORROWER, THE SERVICER, THE ADMINISTRATIVE AGENT, THE FACILITY AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent

By:	/s/ Erin M. Scott
	Name:	Erin M. Scott
	Title:	Vice President

By:	/s/ Christopher Lew
	Name:	Christopher Lew
	Title:	Managing Director

COÖPERATIEVE RABOBANK U.A., as Committed Lender and Nieuw Amsterdam Facility Agent

By:	/s/ Erin M. Scott
	Name:	Erin M. Scott
	Title:	Attorney in Fact

By:	/s/ Christopher Lew
	Name:	Christopher Lew
	Title:	Attorney in Fact

[Signature Page to Ninth Amendment to Receivables Loan, Security and Servicing Agreement]

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.

By:	/s/ Marnix Knol
	Name:	Marnix Knol
	Title:	Proxyholder

/s/ Peter van der Linden
	Name:	Peter van der Linden
	Title:	Proxyholder

[Signature Page to Ninth Amendment to Receivables Loan, Security and Servicing Agreement]

REGIONS BANK, as Committed Lender and Regions Bank Facility Agent

By:	/s/ Cecil Noble
	Name:	Cecil Noble
	Title:	Managing Director

[Signature Page to Ninth Amendment to Receivables Loan, Security and Servicing Agreement]

FLOWERS FINANCE II, LLC, as Borrower

By:	/s/ J.T. Rieck
	Name:	J.T. Rieck
	Title:	Treasurer

FLOWERS FOODS, INC., as Servicer

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Chief Financial & Accounting Officer

[Signature Page to Ninth Amendment to Receivables Loan, Security and Servicing Agreement]

SCHEDULE I
to
Receivables Loan, Security
and Servicing Agreement

List of Special Obligors and Special Obligor Concentration Limits

Special Obligor	Special Concentration Limit
Wal-Mart Stores, Inc.	20.0%
Publix Supermarkets Inc.	7.5%